United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Tempest Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Preliminary Proxy Statement - Subject to Completion

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 9, 2026, at 1:00 p.m. Pacific Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of TEMPEST THERAPEUTICS, INC., a Delaware corporation (the “Company”). The Annual Meeting will be held on November 9, 2026, at 1:00 p.m. Pacific Time and will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online, for the following purposes:

1.	To elect the Board’s Class II nominees, Dr. John David Yee and Mr. William Drake Richey, to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026;

3.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance and sale of 20% or more of our issued and outstanding common stock, par value $0.001 per share of the Company (the “common stock”), pursuant to our purchase agreement with Lincoln Park Capital Fund, LLC;

4.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of up to (A) (i) 3,105,591 shares of common stock issuable upon the exercise of outstanding Series C Warrants and (ii) 3,105,591 shares of common stock issuable upon the exercise of outstanding Series D Warrants, which warrants were issued in connection with the Company’s private placement pursuant to the Securities Purchase Agreement, dated September 11, 2026, by and between the Company and the investor party thereto (the “SPA”) and (B) up to 217,391 shares of our common stock issuable upon the exercise of certain placement agent warrants issued to designees of H.C. Wainwright & Co., LLC, our placement agent in connection with the private placement; and

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the accompanying proxy statement.

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/TPST2026 and entering the control number included in the proxy card in the enclosed proxy materials. You will not be able to attend the Annual Meeting in person.

The record date for the Annual Meeting is October 23, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Stockholders’ Meeting to Be
Held on November 9, 2026, at 1:00 p.m. Pacific Time.

The proxy statement and annual report to stockholders are available at ir.tempesttx.com and www.proxyvote.com.

By Order of the Board of Directors

Constance Ames

Corporate Secretary

Brisbane, California

, 2026

You are cordially invited to attend the virtual Annual Meeting. You will not be able to attend the meeting in person. Whether or not you expect to attend the meeting virtually, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 9, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these proxy materials?

We have sent you these proxy materials because the Board of Directors (the “Board” or “Board of Directors”) of Tempest is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders to be held on November 9, 2026 (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All references to “Tempest,” the “Company,” “we,” “our” or “us” in this Proxy Statement are to Tempest Therapeutics, Inc.

You are invited to attend the Annual Meeting virtually to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about October 26, 2026, to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/TPST2026. You will not be able to attend the Annual Meeting in person. Stockholders attending the virtual Annual Meeting will generally be afforded the same rights and opportunities to participate as they would at an in-person meeting.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on October 23, 2026 (the “Record Date”) or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/TPST2026 and enter the control number found next to the label “control number” included in the proxy card in the enclosed proxy materials. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number or proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

The Annual Meeting will begin promptly at 1:00 p.m. Pacific Time on November 9, 2026. We encourage you to access the Annual Meeting a few minutes before it begins. Online check-in will start approximately 15 minutes before the meeting begins.

What if I cannot find my control number?

If you do not have your control number and you are a registered stockholder, please contact us at cc@tempesttx.com and we will be able to provide your control number to you. If you do not have a control number, you will be able to log in as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/TPST2026 and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/TPST2026.

Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/TPST2026. In addition, for the 10 days ending on the day prior to the Annual Meeting, the list will be available for examination by any stockholder of record for any purpose germane to the meeting during regular business hours. To access the list of record stockholders, stockholders should email cc@tempesttx.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were [____] shares of common stock, par value $0.001 per share, of the Company (the “common stock”) outstanding and entitled to vote. Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you to vote by proxy by using the enclosed proxy card, or by voting over the telephone or through the internet.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote:

●	Election of the Board’s Class II nominees, Dr. John David Yee and Mr. William Drake Richey, to the Board to hold office until the 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (the “Election of Directors Proposal” or “Proposal 1”);

●	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal” or “Proposal 2”);

●

Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the potential issuance and sale of 20% or more of our issued and outstanding common stock, pursuant to our purchase agreement with Lincoln Park Capital Fund, LLC (the “Lincoln Park Stock Issuance Proposal” or “Proposal 3”); and

●	Approval, pursuant to Nasdaq Listing Rule 5635(d), of the issuance of up to (A) (i) 3,105,591 shares of common stock issuable upon the exercise of outstanding Series C Warrants (the “Series C Warrants”) and (ii) 3,105,591 shares of common stock issuable upon the exercise of outstanding Series D Warrants (the “Series D Warrants,” and together with the Series C Warrants, the “PIPE Warrants”), which warrants were issued in connection with the Company’s private placement pursuant to the Securities Purchase Agreement, dated September 11, 2026, by and between the Company and the investor party thereto (the “SPA”) and (B) up to 217,391 shares of our common stock issuable upon the exercise of certain placement agent warrants (the “PA Warrants,” and together with the PIPE Warrants, the “Warrants”) issued to designees of H.C. Wainwright & Co., LLC, our placement agent (the “Placement Agent”) in connection with the private transaction pursuant to which we issued the Warrants (the “PIPE Proposal” or “Proposal 4”).

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, you may vote “For” or “Withhold” with respect to each nominee. For Proposals 2, 3 and 4, you may vote “For” or “Against,” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote online during the meeting even if you have already voted by proxy.

●	To vote online during the meeting, visit www.virtualshareholdermeeting.com/TPST2026, enter your control number and follow the instructions to submit an electronic ballot during the meeting.

●	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. To ensure your vote is counted, your telephone vote must be received before 11:59 p.m., Eastern Time on November 8, 2026.

●	To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. To ensure your vote is counted, your internet vote must be received before 11:59 p.m., Eastern Time on November 8, 2026.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form. You must also register to attend the meeting at www.virtualshareholdermeeting.com/TPST2026 using the control number as provided by your broker, bank or other agent.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

If you are a holder of our common stock, on each matter to be voted upon, you have one vote for each share of common stock you held as of the close of business on the Record Date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the Election of Directors Proposal, “For” the Auditor Ratification Proposal, “For” the Lincoln Park Stock Issuance Proposal and “For” the PIPE Proposal. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, 3 and 4 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name and you do not plan to obtain a proxy from your broker, bank or other agent and vote at the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to at least one “routine” matter but does not vote on “non-routine” matters because you did not provide voting instructions on such matters. These unvoted shares with respect to “non-routine” matters are counted as “broker non-votes.” Only Proposal 2 (the Auditor Ratification Proposal) is considered a routine matter under applicable stock exchange rules, and without your instruction, your broker, bank or other agent may vote your shares in its discretion. Proposals 1, 3 and 4 are considered non-routine under applicable stock exchange rules, and without your instruction, your broker, bank or other agent cannot vote your shares on these matters. Please instruct your broker, bank or other agent so your vote can be counted.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	submit another properly completed proxy card with a later date;

●	grant a subsequent proxy by telephone or through the internet;

●	send a written notice that you are revoking your proxy to our Corporate Secretary at 2000 Sierra Point Parkway, Suite 400, Brisbane, CA 94005; or

●	attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, with respect to Proposal 1, votes “For” and “Withhold” for each nominee and, with respect to Proposals 2, 3 and 4, votes “For” and “Against” and abstentions.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of Directors Proposal	Nominees receiving the most “For” votes; withheld votes will have no effect	Not applicable	No effect

2.	Auditor Ratification Proposal	“For” votes from the holders of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the meeting and voting affirmatively or negatively on such matter	No effect	Not applicable(1)

3.	Lincoln Park Stock Issuance Proposal	“For” votes from the holders of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the meeting and voting affirmatively or negatively on such matter	No effect	No effect

4.	PIPE Proposal	“For” votes from the holders of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the meeting and voting affirmatively or negatively on such matter	No effect	No effect

(1)	This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the Record Date, there were [____] shares outstanding and entitled to vote. Thus, the holders of [____] shares must be present or represented by proxy at the meeting to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How do I ask a question at the Annual Meeting?

Only stockholders of record as of the Record Date may submit questions or comments at the Annual Meeting. If you would like to submit a question, you may do so by joining the virtual meeting at www.virtualshareholdermeeting.com/TPST2026 and typing your question in the box in the meeting portal.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to the start of the Annual Meeting. In accordance with the rules of conduct, we ask that you limit your questions and remarks to those that are relevant to the proposals at the Annual Meeting. Our management may group questions by topic with a representative question read aloud and answered. In addition, questions may be ruled out of order if they are, among other things, irrelevant to the proposals at the Annual Meeting, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available at ir.tempesttx.com and www.proxyvote.com.

Why is the Company proposing each of the Lincoln Park Stock Issuance Proposal and the PIPE Proposal?

Pursuant to the SPA, the Company agreed to seek approval from its stockholders for the issuance of the shares issuable upon exercise of the PIPE Warrants within 90 days following the date of the SPA (the “PIPE Stockholder Approval”). Pursuant to the Lincoln Park Purchase Agreement, the aggregate number of shares of common stock that the Company may issue to Lincoln Park under the Purchase Agreement cannot exceed 19.99% of the shares of common stock issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”) or 3,195,881 shares of common stock, unless (i) the Company first obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq listing rules, or (ii) at the time the Company has issued shares of common stock equal to the Exchange Cap and at all times thereafter, the average price per share of common stock for all shares of common stock sold by the Company to Lincoln Park under the Purchase Agreement equals or exceeds $1.3854 per share.

The Series C Warrants will become exercisable on the effective date of the PIPE Stockholder Approval (the “PIPE Stockholder Approval Date”) and have a term of six years from the later of the PIPE Stockholder Approval Date and the Effectiveness Date. The Series D Warrants will become exercisable on the PIPE Stockholder Approval Date and have a term of three years from the later of the PIPE Stockholder Approval Date and the Effectiveness Date. The “Effectiveness Date” means the date on which the registration statement registering the resale of the shares of common stock underlying the PIPE Warrants is declared effective by the SEC pursuant to the registration rights agreement entered into in connection with the private placement.

We are seeking stockholder approval of the stock issuances described above in order to comply with Nasdaq Listing Rule 5635(d), as applicable.

Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price”), regardless of whether such shares are issued to one person or group or are more widely distributed.

PROPOSAL 1

ELECTION OF DIRECTORS PROPOSAL

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has five members. There are two directors in Class II, which is the class whose term of office expires at the Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated each of Dr. John David Yee and Mr. William Drake Richey for election as a director at the Annual Meeting. Each nominee currently serves as a director of the Company who was previously elected by the directors of the Company.

The biographies below under “Information Regarding Director Nominees and Continuing Directors” include information, as of the date of this proxy statement, regarding the experience, qualifications, attributes and skills of each director nominee that led the Nominating and Corporate Governance Committee to recommend each nominee for election to the Board. If elected, each nominee will hold office until the 2029 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Each nominee currently serves on our Board and has consented to be named in this proxy statement and to serve if elected.

If any nominee becomes unavailable for election, the persons named as proxies may vote for a substitute nominee designated by the Board, unless the Board reduces the authorized number of directors.

There are no family relationships among any of our executive officers or directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE ELECTION OF EACH NOMINEE.

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table sets forth, for the Class II nominees and our other continuing directors, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Position	Director Since
Class II Nominees for Election at the 2026 Annual Meeting of Stockholders
John David Yee	63	Director	2026
William Drake Richey	44	Director	2026
Class III Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
Nancy Freda-Smith	54	Director	2026
John Frederick	63	Director	2026
Class I Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders
Matthew Angel	45	President, Chief Executive Officer and Chair of the Board	2026

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend such person for Board service.

CLASS II NOMINEES FOR ELECTION AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS

John David Yee, MD, MPH

John David Yee has served as a member of our Board since June 2026. Dr. Yee has more than 25 years of leadership experience at biotechnology, pharmaceutical and health care technology companies and at a major academic medical center. Dr. Yee has served as Senior Vice President, Medical Affairs at Apnimed, Inc. (Nasdaq: APMD) since September 2023. Prior to joining Apnimed, Dr. Yee served as Chief Medical Officer at Sobi North America (Nasdaq Stockholm: SOBI) from 2020 to 2023, and previously held senior medical leadership roles at Genzyme Corporation, AstraZeneca Pharmaceuticals (NYSE: AZN), Intarcia Therapeutics, Inc., Vertex Pharmaceuticals, Inc. (Nasdaq: VRTX) and Flexion Therapeutics, Inc. Dr. Yee previously served as an independent director on the board of Comera Life Sciences (OTC: CMRA) from 2021 to 2023. Dr. Yee earned an M.D. from Harvard Medical School, an M.P.H. in Health Care Management from the Harvard T.H. Chan School of Public Health and an A.B. in History and Science from Harvard College. We believe Dr. Yee’s extensive biopharmaceutical and medical affairs experience provides him with the qualifications and skills to serve as a member of our Board.

William Drake Richey

William Drake Richey has served as a member of our Board since June 2026. He has also served as President of Bush & Company, a financial advisory firm that advises high-net-worth families and business owners on investment strategy, risk management and multigenerational planning, since 2015, and previously served as a partner and lead executive. Mr. Richey previously served as President of Life Check, an independent insurance policy review firm serving investment fiduciaries, professional trustees and trusted advisors, as Vice President, Portfolio Manager at Wells Fargo and as Director at Fitch Ratings. Mr. Richey is a founding member of the Boston Chapter of the Exit Planning Institute and has served on the boards of DEAF Inc., International Fellowship House and Park Street Church. Mr. Richey earned a B.Sc. degree from Trinity College. We believe Mr. Richey’s financial and strategic experience provides him with the qualifications and skills to serve as a member of our Board.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING OF STOCKHOLDERS

Nancy Freda-Smith

Nancy Freda-Smith has served as a member of our Board since September 2026. Previously, from 2017 to August 2026, Ms. Freda-Smith served as the Chief Audit Executive and Global Head of Asset Protection at Ralph Lauren Corporation (NYSE: RL), a global leader in the design, marketing and distribution of premium lifestyle products. At Ralph Lauren, she led various strategic functions, including internal audit, enterprise risk management and asset protection, where her primary responsibility was to identify and assess key business risks relating to cybersecurity, internal controls and business continuity. From 2011 to 2017, Ms. Freda-Smith also served in various vice president positions at Ralph Lauren. She also served as an independent director and audit committee member of Chuy’s Holdings, providing oversight during its acquisition by Darden Restaurants. Earlier in her career, she was a Managing Director at Deloitte, providing accounting, audit and business advisory services in the New York metropolitan area and London offices from September 1994 until November 2011. Ms. Freda-Smith is a Certified Public Accountant as well as a Certified Fraud Examiner. She holds a B.Sc. in Accounting from Boston College. We believe Ms. Freda-Smith’s experience as an executive and her extensive professional accounting, financial and risk management expertise provide her with the qualifications and skills to serve as a member of our Board.

John Frederick

John Frederick has served as a member of our Board since October 2026. Mr. Frederick is a retired senior financial and operating executive with more than three decades of leadership across public, private equity-backed and venture-backed companies, principally in technology and technology-enabled business. From 2025 to September 2026, he served as Chief Financial Officer of Skillsoft Corp. (NYSE: SKIL) (“Skillsoft”) and previously, beginning in August 2024, he served as Skillsoft’s Chief Transformation Officer, a position in which he oversaw Skillsoft’s business planning. From September 2021 to February 2024, prior to his employment at Skillsoft, Mr. Frederick also held strategic leadership positions of increasing responsibility at Indigo Ag, an agriculture technology company, including Global Head of Carbon Commercial Operations and Chief Financial Officer, where he helped scale the business through a considerable growth phase while reducing core costs and deleveraging the business. Mr. Frederick acted as an advisor to Indigo Ag from March 2021 through September 2021. Mr. Frederick previously held senior positions at a predecessor Skillsoft entity, serving as Chief Administrative Officer from November 2018 to June 2021 and simultaneously serving as Chief Executive Officer of SumTotal Systems LLC, a former subsidiary of that entity, from September 2019 to June 2021. In those roles, he led Skillsoft’s transformation efforts. Among other roles, he has previously held senior finance and administrative roles in several consumer product and technology companies as well as a predecessor company to a prominent “Big 4” public accounting firm. Mr. Frederick has served as a member of the Board of Directors of SenSanna, Inc., an early-stage sensor technology business, since August 2016. He has more than twenty years of experience leading financial, operational and administrative functions within private and public companies ranging from start-ups through companies with revenue of more than $2 billion. Mr. Frederick holds a Bachelor of Arts in Economics from the University of Maryland Baltimore County. We believe Mr. Frederick’s experience as an executive and his extensive financial, operational and business transformation expertise provide him with the qualifications and skills to serve as a member of our Board.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2028 ANNUAL MEETING OF STOCKHOLDERS

Matthew Angel, PhD

Matthew Angel has served as our Chief Executive Officer, President and as a member of our Board since February 2026, and as our Chair of the Board since July 2026. Dr. Angel is the Co-Founder and Chairman of the Board of Directors of Factor Bioscience Inc. (“Factor”) and has served as Factor’s President and Chief Executive Officer since 2011. From January 2023 to December 2023, Dr. Angel served as President and Chief Executive Officer and as a director of Ernexa Therapeutics Inc. (f/k/a Eterna Therapeutics Inc.). From May 2022 to December 2022, Dr. Angel served as Interim President, Chief Executive Officer and as a director of Ernexa Therapeutics Inc. In 2020, Dr. Angel co-founded Exacis Biotherapeutics Inc. (“Exacis”) and served as the Chief Science Officer, Secretary, Treasurer and as a director of Exacis from 2020 until the sale of Exacis in May 2023. Dr. Angel also co-founded and served as the Chief Science Officer, Secretary and as a director of Novellus, Inc., from 2014 until the sale of Novellus in July 2021. Dr. Angel received a Ph.D. from the Massachusetts Institute of Technology in 2012 and a B.Sc. in Engineering from Princeton University in 2003. We believe Dr. Angel’s role as our Chief Executive Officer, his business expertise and his prior leadership roles in biotechnology companies provide him with the qualifications and skills to serve as a member of our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS; EXECUTIVE SESSIONS

As required under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), a majority of the board of directors of a listed company must be comprised of directors who qualify as “independent” pursuant to such rules. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee, compensation committee and nominating and corporate governance committee be independent within the meaning of applicable Nasdaq rules. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that all of our directors, other than Dr. Angel, our President, Chief Executive Officer and Chair of the Board, qualify as “independent” directors within the meaning of Nasdaq rules. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Our non-employee directors have been meeting, and we anticipate that they will continue to meet, in regularly scheduled executive sessions at which only non-employee directors are present.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines specify that our Board will select our Chief Executive Officer and Chairperson of the Board in the manner that it determines to be in the best interests of the Company and our stockholders. The Board will conduct an annual assessment of its leadership structure to determine whether the leadership structure is the most appropriate for the Company at the time. As further provided in our Corporate Governance Guidelines, the Board anticipates that our Chief Executive Officer will serve on the Board. The Chairperson of the Board and Chief Executive Officer positions may be held by the same individual or separated as determined by the Board. The Board also anticipates that other members of our management, who can assist the Board in fulfilling its responsibilities based on their experience and role at the Company, may serve on the Board as appropriate. In July 2026, our Board appointed Dr. Angel, our President and Chief Executive Officer, as the Chair of the Board, and also appointed Mr. Richey as the Lead Independent Director concurrently therewith.

Consistent with our Corporate Governance Guidelines, as Lead Independent Director, Mr. Richey presides over executive sessions of the independent directors, serves as a liaison between the independent directors and the Chair of the Board and President and Chief Executive Officer, has authority to call meetings of the independent directors, leads the Board in discussions concerning the Chief Executive Officer’s performance, compensation and succession, has the authority to approve meeting agendas and meeting schedules for the Board and its committees, as well as the authority to approve information sent to the Board, and performs such other duties as the Board may determine from time to time. The Lead Independent Director is also available for consultation and direct communication, if requested by significant stockholders.

We believe that combining the roles of Chair of the Board and Chief Executive Officer is appropriate for the Company at this time because Dr. Angel’s detailed knowledge of the Company’s business, strategy and operations enables him to lead Board discussions with a focus on the matters most important to the Company’s development and financing plans. The Board also believes that appointing an independent Lead Independent Director, together with a Board composed of a majority of independent directors and independent Board committees, provides an effective counterbalance to the combined role and promotes independent oversight. In light of the Company’s current size, stage of development and strategic focus on advancing its in vivo CAR-T pipeline and related collaborations and financing activities, the Board believes this structure supports efficient decision-making while preserving strong independent Board leadership.

Pursuant to its charter, the Nominating and Corporate Governance Committee periodically reviews this matter and makes recommendations to the Board.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board does not have a standing risk management committee but rather administers this oversight function directly through the Board as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight. Our Board and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cybersecurity. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board on a timely basis.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee reviews and discusses with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial, litigation, cybersecurity, data privacy and other information technology risk exposures and the steps taken by management to monitor and control these exposures. Our Compensation Committee assesses whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company, including whether the Company’s incentive compensation arrangements encourage excessive or inappropriate risk-taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including proxy advisory firm policies and recommendations. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management.

In connection with its reviews of the operations and corporate functions of the Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board periodically reviews the risks associated with the Company’s business strategies throughout the year as part of its consideration of undertaking such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

MEETINGS OF THE BOARD OF DIRECTORS

The Board formally met 17 times during the fiscal year ended December 31, 2025. Each Board member attended 75% or more of the aggregate number of meetings of the Board on which she or he served, held during the portion of the last full fiscal year for which she or he was a director. In addition, we encourage each of our directors to attend our Annual Meetings of Stockholders. Each of our directors then presiding attended the 2025 Annual Meeting of Stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has three standing committees: Audit, Compensation and Nominating and Corporate Governance. Our Board previously maintained a Science & Technology Committee, which was dissolved in 2026. Our Board may establish other committees to facilitate the management of our business. Our Board has adopted a written charter for each of the standing committees, which are available to stockholders on our investor relations website at ir.tempesttx.com.

The following table provides membership and meeting information for the fiscal year ended December 31, 2025 for each committee. Each Board member attended 75% or more of the aggregate number of meetings of each standing committee on which she or he served, held during the portion of the last fiscal year for which she or he was a committee member.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science & Technology Committee
Geoff Nichol
Christine Pellizzari
Michael Raab†
Ronit Simantov
Total meetings in 2025	4	3	1	1

Committee Chair
Committee Member
Financial Expert
†	Chair of the Board

Each of the standing committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of our standing committees meets the Nasdaq and SEC rules and regulations regarding “independence,” as applicable, and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. The Nominating and Corporate Governance Committee periodically reviews the performance of the Board, including Board committees and management, and makes recommendations to the Board and management, as applicable, for areas of improvement as it deems appropriate.

Below is a description of each committee of the Board.

Audit Committee

The Audit Committee is currently composed of three directors: Ms. Nancy Freda-Smith, Dr. John David Yee and Mr. William Drake Richey, with Ms. Freda-Smith serving as Chair of the Audit Committee. Geoff Nichol, Christine Pellizzari and Michael Raab served as members of the Audit Committee during 2025 with Ms. Pellizzari serving as Chair. In February 2026, Ronit Simantov was appointed to the Audit Committee to fill the vacancy created by Dr. Nichol’s resignation, until her resignation. The Board determined that each member of the Audit Committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our Board has determined that each of Mr. Richey and Ms. Freda-Smith is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment.

The primary purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes, internal control over financial reporting and financial statement audits on behalf of the Board. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.

Specific responsibilities of the Audit Committee include:

●	overseeing the Company’s corporate accounting and financial reporting process on behalf of the Board;

●	appointing, compensating, retaining and overseeing the independent registered public accounting firm engaged to audit the Company’s financial statements, and evaluating its qualifications, independence, and performance;

●	obtaining and reviewing, at least annually, a report by the independent registered public accounting firm describing its internal quality-control procedures, any material issues raised by its most recent internal quality-control review, and the relationships between the firm and the Company bearing on independence;

●	approving, or pre-approving as permitted, all audit and permissible non-audit services to be performed by the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm; reviewing, with management and the independent registered public accounting firm, the Company’s quarterly and annual financial statements and related disclosures, and recommending whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

●	reviewing the Company’s policies on risk assessment and risk management, including with respect to cybersecurity, data privacy and other information technology risks;

●	reviewing related person transactions as defined under applicable SEC rules;

●	overseeing the Company’s internal control over financial reporting and disclosure controls and procedures;

●	reviewing significant audit findings, difficulties and disagreements between management and the independent registered public accounting firm, as well as material legal, regulatory and ethical compliance matters that could affect the Company’s financial statements or financial reporting;

●	preparing the Audit Committee report required by SEC rules, annually evaluating the Audit Committee’s performance and periodically reviewing the adequacy of its charter and recommending proposed changes to the Board; and

●	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Tempest Therapeutics, Inc.

Audit Committee

Ms. Christine Pellizzari

Mr. Michael Raab

Ms. Ronit Simantov

Compensation Committee

The Compensation Committee is currently composed of two directors: Dr. John David Yee and Mr. William Drake Richey, with Mr. Richey serving as Chair of the Compensation Committee. Michael Raab and Christine Pellizzari served as members of the Compensation Committee during 2025, with Mr. Raab as Chair. The Board determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the Compensation Committee is to assist the Board in overseeing the Company’s compensation strategy, policies, plans and programs and to determine or recommend, as applicable, the compensation of the Company’s executive officers and directors.

Specific responsibilities of the Compensation Committee include:

●	reviewing and approving the compensation of our chief executive officer, other executive officers and senior management;

●	reviewing and recommending to the Board for its approval the compensation to be paid to non-employee directors;

●	administration of our equity compensation plans and other benefit plans and programs;

●	reviewing and approving required compensation disclosures and reports, annually evaluating the Compensation Committee’s performance and periodically reviewing the adequacy of its charter and recommending proposed changes to the Board;

●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Compensation Committee Processes and Procedures

The Compensation Committee generally meets at least two times annually and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past full fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Alpine Rewards LLC as compensation consultants (the “Compensation Consultants”).

As part of its engagement, the Compensation Consultants were asked to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. The Compensation Consultants ultimately developed recommendations that were presented to the Compensation Committee for its consideration.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of two directors: Dr. John David Yee and Mr. William Drake Richey, with Dr. Yee serving as Chair of the Nominating and Corporate Governance Committee. Geoff Nichol and Michael Raab served as members of the Nominating and Corporate Governance Committee during 2025, with Mr. Raab serving as Chair. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards.

Specific responsibilities of the Nominating and Corporate Governance Committee include:

●	identifying, evaluating and recommending candidates to serve on the Board consistent with criteria approved by the Board, including consideration of potential conflicts of interest and applicable independence and other requirements, and evaluating incumbent directors for nomination for re-election;

●	monitoring the size and composition of the Board and recommending appropriate changes, and considering director candidates and proposals recommended or submitted by the Company’s stockholders;

●	overseeing the Board’s committee structure and operations and, after considering the interests, independence and experience of the individual directors and applicable stock exchange, SEC and legal requirements, recommending to the Board the chairperson and membership of each committee;

●	assessing the composition of the Board in light of the Company’s operating requirements; reviewing the Board’s leadership structure; and reviewing and approving the Company’s disclosures relating to Board leadership;

●	overseeing the Company’s environmental, sustainability and governance efforts, progress and disclosures;

●	developing corporate governance guidelines applicable to the Company; periodically reviewing and assessing the Company’s corporate governance practices; and recommending to the Board any changes the Committee deems appropriate;

●	overseeing director orientation and continuing education and reviewing emerging corporate governance issues and practices, including proxy advisory firm policies and recommendations;

●	periodically reviewing management succession plans for the Company’s executive officers and making recommendations to the Board regarding the selection of appropriate successors; and

●	reviewing the performance of the Board, its committees and management; overseeing the annual self-evaluation process for the Board, its committees and individual directors; and reporting the results of such evaluations to the Board.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including possessing relevant expertise upon which to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrating excellence in his or her field, having the ability to exercise sound business judgment, being able to read and understand basic financial statements, having the highest personal integrity and ethics and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Secretary. See “Other Information for Stockholders—Stockholder Proposals for the 2027 Annual Meeting of Stockholders” for additional information.

Science & Technology Committee

Geoff Nichol and Ronit Simantov served as members of the Science & Technology Committee during 2025, with Dr. Simantov serving as Chair. The Board dissolved the Science & Technology Committee in 2026. Specific responsibilities of the Science & Technology Committee included reviewing our overall scientific, research and development strategies as well as our research and development programs.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with the Board may do so by sending written communications addressed to our Corporate Secretary at 2000 Sierra Point Parkway, Suite 400, Brisbane, California 94005. These communications will be reviewed by the Corporate Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

We have adopted a Code of Business Conduct that applies to all officers, directors and employees. The Code of Business Conduct is available on our website at https://ir.tempesttx.com. The Board is responsible for overseeing the Code of Business Conduct and must approve any waivers of the Code of Business Conduct for employees, executive officers and directors. If we make any substantive amendments to the Code of Business Conduct or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

We have adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at https://ir.tempesttx.com.

POLICY ON HEDGING AND PLEDGING

Pursuant to our Insider Trading Policy, our employees, directors and designated consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.

INSIDER TRADING POLICY

We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, employees and designated consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024, originally filed with the SEC on March 27, 2025.

PROPOSAL 2

AUDITOR RATIFICATION PROPOSAL

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the financial statements of Tempest since 2021 and was the independent registered public accounting firm for our legacy company since 2016. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our third amended and restated bylaws (“Bylaws”) nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm for future annual periods. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time if they determine that such a change would be in the best interests of Tempest and our stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2025 and 2024 by Ernst & Young, the Company’s independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2025	2024
Audit Fees(1)	$930,000	$755,000
Audit-related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$930,000	$755,000

(1)	Audit fees relate to the audit of our annual financial statements, review of interim financial statements and assistance with registration statements filed with the SEC.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and permissible non-audit services to be performed by the independent accountants (subject to a de minimis exception). These services may include audit services, audit-related services, tax services, and other non-audit services. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with its pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by our independent auditor. If there are any additional services to be provided, a request for pre-approval must be submitted to the Audit Committee for its consideration under the policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. The Chair must report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the date of this proxy statement.

Name	Age	Position
Matthew Angel	45	President, Chief Executive Officer and Chair of the Board
Constance Ames	40	Chief Financial Officer, Principal Financial and Accounting Officer, Treasurer and Corporate Secretary

Biographical information for Dr. Angel is included above with the director biographies under the caption “Information Regarding Director Nominees and Continuing Directors.”

CONSTANCE AMES

Constance Ames has served as our Chief Financial Officer, Principal Financial and Accounting Officer, Treasurer and Corporate Secretary since September 2026. Ms. Ames is an experienced financial executive with more than 15 years of experience working with public and private biopharma companies. Since 2017, she has been an independent consultant assisting companies with corporate finance and accounting services. Prior to consulting, from February 2015 to August 2017, Ms. Ames was the Vice President of Finance at Axsome Therapeutics, Inc. (Nasdaq: AXSM), where she was instrumental in the company’s initial public offering and other financings. From November 2010 to February 2015, she served in a variety of positions at Keryx Biopharmaceuticals, Inc., where she played a critical role in growing the finance and accounting department through Keryx’s transition from a development-stage company to a fully integrated commercial organization. Prior to joining Keryx, Ms. Ames started her career in public accounting at Deloitte and Touche, LLP. Ms. Ames received a B.S. in Accounting from Ithaca College.

EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

Share numbers included in the following tables and footnotes in this Executive and Director Compensation section have been adjusted, as necessary, for the 1-for-13 reverse stock split of our common stock effected on April 8, 2025 (the “Reverse Stock Split”).

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Former Chief Executive Officer and the two other most highly compensated executive officers (the “Named Executive Officers”) during the fiscal years indicated:

Name and Principal Position	Year	Salary(1) $	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Stephen Brady(5)	2025	906,400	556,981	-	836,094	2,299,475
Former Chief Executive Officer and President	2024	600,000	977,999	280,500	13,800	1,872,299

Samuel Whiting(6)	2025	222,708	300,246	-	453,459	976,413
Former Chief Medical Officer	2024	481,749	391,200	175,838	13,800	1,062,587

Nicholas Maestas	2025	487,850	196,092	-	426,362	1,110,304
Former Chief Financial Officer	2024	365,547	156,480	100,068	-	622,095

(1)	For 2025, such amounts reflect (i) salary paid to our Named Executive Officers, (ii) consulting payments following the Transition (as defined below) of $576,400, $13,950 and $254,100 for Mr. Brady, Dr. Whiting and Mr. Maestas, respectively, and (iii) salary paid to each of Mr. Brady and Mr. Maestas following the Rehire Transition (as defined below). See “—Narrative Disclosure to the Summary Compensation Table—Annual Base Salary” below.

(2)	Amounts reflect (i) the aggregate grant date fair value of the option awards granted to our Named Executive Officers during the relevant fiscal years under our equity incentive plans and (ii) the incremental value of awards accelerated pursuant to the terms of the separation agreements entered into with each of the Named Executive Officers in connection with the Transition during 2025, and related extension, each as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions used in calculating the grant date fair value of the options are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. These amounts do not reflect the actual economic value that may be realized by the Named Executive Officers.

(3)	See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards” below for a description of the material terms of the program pursuant to which this compensation was awarded.

(4)	The amounts reported represent (i) severance benefits of $825,802, $444,662 and $424,946 paid to Mr. Brady, Dr. Whiting and Mr. Maestas, respectively, pursuant to separation agreements we entered into with each of the Named Executive Officers in connection with the Transition, and (ii) matching contributions made by us to the Named Executive Officer’s 401(k) plan account in amounts of $10,292, $8,797 and $1,417 for Mr. Brady, Dr. Whiting and Mr. Maestas, respectively. For Mr. Brady, such severance payments include $600,000, representing 12 months of base salary, a prorated 2025 bonus of $142,738 and COBRA upfront payments of $83,064. For Dr. Whiting, such severance payments include $361,312, representing nine months of base salary, and a prorated 2025 bonus of $83,350. For Mr. Maestas, such severance payments include $318,750, representing nine months of base salary, a prorated 2025 bonus of $73,532 and COBRA upfront payments of $32,664.

(5)	On February 3, 2026, Mr. Brady resigned from his positions as the Company’s President and Chief Executive Officer. Dr. Angel was appointed to serve as our President and Chief Executive Officer, succeeding Mr. Brady in such capacities. Further, on May 29, 2026, Mr. Maestas resigned from his positions as Chief Financial Officer of the Company and from any and all other positions he holds with the Company, effective as of June 5, 2026.

(6)	On June 5, 2025, Dr. Whiting transitioned to a consulting agreement with us, pursuant to which he continued to serve the Company as a consultant.

Narrative Disclosure to the Summary Compensation Table

Annual Base Salary

On June 5, 2025, each of our Named Executive Officers transitioned (collectively, the “Transition”) to consulting agreements with us, pursuant to which they received hourly compensation. In connection with the acquisition of certain assets under the Asset Purchase Agreement with Erigen LLC and Factor, on November 19, 2025, we rehired each of Mr. Brady and Mr. Maestas on a full-time basis. During the period when each of our Named Executive Officers was not employed on a full-time basis, such officer received compensation pursuant to consulting arrangements. See “—Consulting and Employment Arrangements” for additional information.

Our Named Executive Officers received a base salary to compensate them for services rendered to us while employed on a full-time basis. For 2025, such annual base salaries were $600,000, $481,749 and $425,000 for Mr. Brady, Dr. Whiting and Mr. Maestas, respectively. The annual base salary payable to each Named Executive Officer was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

None of our Named Executive Officers is currently a party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Equity-Based Incentive Awards

Historically, our equity award program was the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provided our executives with a strong link to our long-term performance, created an ownership culture and helped to align the interests of our executives and our stockholders. The use of options also can provide tax and other advantages relative to other forms of equity compensation.

We historically have awarded equity grants broadly to our employees, including our non-executive employees. Historically, grants to our executives, including the Named Executive Officers, and other employees were made at the discretion of the Board and were generally made upon commencement of employment, promotion or annually during the first quarter of each year. Moving forward we believe that our equity awards are an important retention tool for our Named Executive Officers, as well as for our other employees.

In connection with our annual grant process, on January 2, 2025, our Compensation Committee approved the grant to each of Mr. Brady, Dr. Whiting and Mr. Maestas of an option to purchase 42,307, 20,768 and 15,383 shares of our common stock, respectively, at an exercise price of $11.18 per share, under our Amended and Restated 2023 Equity Incentive Plan, as amended (the “2023 EIP”). Each option originally vested in equal monthly installments over a four-year period, subject to the executive’s continuous service to us through each vesting date. In addition, as described below under “-Consulting and Employment Arrangements,” on June 5, 2025, we entered into separation agreements with each of Mr. Brady, Dr. Whiting and Mr. Maestas pursuant to which they became entitled to full acceleration of all outstanding unvested equity awards, which became fully vested and exercisable as of June 5, 2025. See “—Outstanding Equity Awards at Fiscal Year End” for further information.

Annual Performance-Based Cash Compensation

Historically we have developed a performance-based bonus program annually. Under the 2025 annual performance-based bonus program, each Named Executive Officer was eligible for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of annual base salary, and (2) the percentage attainment of our 2025 corporate goals established by our Board in its sole discretion and communicated to each officer.

Each Named Executive Officer was assigned a target performance bonus expressed as a percentage of their annual base salary, which for 2025 was 55% for Mr. Brady, 40% for Dr. Whiting and 40% for Mr. Maestas. As described more fully below under “—Consulting and Employment Arrangements,” in connection with the Transition, we entered into separation agreements with each of Mr. Brady, Dr. Whiting and Mr. Maestas. Each separation agreement provided for severance benefits resulting from a termination by us without “cause” under each of Mr. Brady’s, Dr. Whiting’s and Mr. Maestas’s respective employment agreements, each as described below in “—Change in Control and Severance Arrangements.” As a result, none of Mr. Brady, Dr. Whiting and Mr. Maestas were eligible to receive annual incentive compensation for 2025.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2025, certain information regarding outstanding equity awards for the Named Executive Officers.

Name	Grant Date	Vesting Commencement Date	Option Expiration Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)
Stephen Brady	1/2/2025	1/2/2025(1)	1/1/2035	42,307	-	11.18
	1/3/2024	1/3/2024(1)	1/2/2034	19,230	-	60.58
	10/11/23	10/11/23(1)	10/10/33	55,768	-	127.01
	1/3/23	1/3/23(1)	1/2/33	13,637	-	15.99
	6/21/22	6/21/22(1)	6/20/32	13,347	-	30.55
	1/4/22	1/4/22(1)	1/3/32	7,269	-	70.85
	4/29/21	6/25/21(1)	4/28/31	4,909	-	343.20
	3/10/21	3/5/21	3/9/31	619	-	133.25
	3/30/20	2/20/20	3/29/30	5,404	-	76.70
	9/16/19	9/9/19	9/15/29	8,494	-	64.61
Samuel Whiting	1/2/2025	1/2/2025(1)	1/1/2035	20,768	-	11.18
	1/3/2024	1/3/2024(1)	1/2/2034	7,691	-	60.58
	10/11/23	10/11/23(1)	10/10/33	25,000	-	127.01
	1/3/23	1/3/23(1)	1/2/33	5,361	-	15.99
	6/21/22	6/21/22(1)	6/20/32	4,282	-	30.55
	1/4/22	1/4/22(1)	1/3/32	2,229	-	70.85
	4/29/21	6/25/21(1)	4/28/31	1,338	-	343.20
	3/10/21	3/5/21	3/9/31	232	-	133.25
	11/16/20	11/16/20	11/15/30	4,765	-	76.70
Nicholas Maestas	1/2/2025	1/2/2025(1)	1/1/2035	15,383	-	11.18
	1/3/2024	1/3/2024(1)	1/2/2034	3,076	-	60.58
	10/11/23	10/11/23(1)	10/10/33	7,691	-	127.01
	1/3/23	1/3/23(1)	1/2/33	2,955	-	15.99
	6/21/22	6/21/22(1)	6/20/32	3,943	-	30.55
	1/4/22	1/4/22(1)	1/3/32	1,499	-	70.85
	7/12/21	7/12/21(1)	7/11/31	1,786	-	314.47

(1)	As described below under “-Consulting Agreement and Employment Arrangements,” on June 5, 2025, we entered into separation agreements with each of Mr. Brady, Dr. Whiting and Mr. Maestas pursuant to which they became entitled to full acceleration of all outstanding unvested equity awards, which became fully vested and exercisable as of June 5, 2025.

Consulting and Employment Arrangements

On June 5, 2025, each of Mr. Brady, Dr. Whiting and Mr. Maestas transitioned to consulting agreements with us, pursuant to which they continued to serve the Company in their respective executive roles. Each consulting agreement had a term of one year, unless earlier terminated by either party thereto. On November 19, 2025, we rehired each of Mr. Brady and Mr. Maestas on a full-time basis, terminating the consulting agreements (collectively, the “Rehire Transition”). Dr. Whiting’s consulting agreement remains in effect in a non-executive role.

In connection with the Transition, we entered into a separation agreement with each of Mr. Brady, Dr. Whiting and Mr. Maestas. Each separation agreement provided for severance benefits resulting from a termination by us without “cause” under each of Mr. Brady’s, Dr. Whiting’s and Mr. Maestas’s respective employment agreements, as described below under “—Change in Control and Severance Arrangements.” In addition, each of Mr. Brady, Dr. Whiting and Mr. Maestas became entitled to full acceleration of all outstanding unvested equity awards, which became fully vested and exercisable as of June 5, 2025. The foregoing severance benefits were contingent upon a general release of claims set forth in the separation agreement.

Each of our Named Executive Officers’ employment was “at will” and could have been terminated at any time. Below is a description of our employment arrangements with each of our Named Executive Officers prior to the Transition.

Stephen Brady

We previously entered into an employment agreement, dated January 12, 2022, with Mr. Brady that superseded, amended and restated all prior agreements. Under the terms of the agreement, we agreed to an initial annual base salary, which was increased to $600,000, effective January 1, 2024. Mr. Brady was eligible to receive an annual bonus equal to 55% of his base salary, as determined by the Board in its sole discretion, and certain change in control and severance benefits as discussed below in “—Change in Control and Severance Arrangements.” Mr. Brady’s employment agreement was terminated in connection with the Transition.

Sam Whiting

We previously entered into an employment agreement, dated January 12, 2022, with Dr. Whiting that superseded, amended and restated all prior agreements. Under the terms of the agreement, we agreed to an initial annual base salary, which was increased to $481,749, effective January 1, 2024. Dr. Whiting was eligible to receive an annual bonus equal to 40% of his base salary, as determined by the Board in its sole discretion, and to certain change in control and severance benefits as discussed below in “—Change in Control and Severance Arrangements.” Dr. Whiting’s employment agreement was terminated in connection with the Transition.

Nicholas Maestas

We previously entered into an employment agreement, dated January 1, 2025, with Mr. Maestas that superseded, amended and restated all prior agreements. Under the terms of the agreement, we agreed to an initial annual base salary of $425,000. Mr. Maestas was eligible for an annual bonus equal to 40% of his base salary beginning in 2025, as determined by the Board in its sole discretion, and to certain change in control and severance benefits as discussed below in “—Change in Control and Severance Arrangements.” Mr. Maestas’ employment agreement was terminated in connection with the Transition.

On February 3, 2026, we entered into an employment agreement with Mr. Maestas that superseded, amended and restated all prior agreements. Under the terms of the agreement, we agreed to an initial annual base salary of $425,000. Mr. Maestas is eligible for an annual bonus equal to 40% of his base salary beginning in 2026, as determined by the Board in its sole discretion, and to certain change in control and severance benefits as discussed below in “—Change in Control and Severance Arrangements.”

Further, on June 4, 2026, we entered into a separation agreement with Mr. Maestas. The separation agreement provided for severance benefits resulting from Mr. Maestas’s termination. The separation agreement is further discussed below in “—Change in Control and Severance Arrangements.”

Change in Control and Severance Arrangements

Pursuant to the prior employment agreements with our Named Executive Officers (collectively, the “Former Employment Agreements”), if a Named Executive Officer’s employment was terminated by us without Cause or if a Named Executive Officer resigned for Good Reason (each as defined below), they would have been entitled to receive (i) semi-monthly payments equal to the sum of 12 months of the executive’s base salary for Mr. Brady, nine months for Dr. Whiting and nine months for Mr. Maestas, plus a prorated portion of the executive’s target annual bonus for the calendar year in which termination occurred and (ii) if the executive elected to continue health insurance coverage under COBRA, the payment of the monthly premium under COBRA until the earlier of 12 months for Mr. Brady, nine months for Dr. Whiting and nine months for Mr. Maestas following termination date or the date on which the executive commenced full-time employment or employment that provided eligibility for healthcare benefits substantially comparable to those provided by us.

Moreover, if a Named Executive Officer’s employment was terminated by us without Cause or a Named Executive Officer resigned for Good Reason within three months prior to or 12 months following a Change in Control, then in lieu of the severance benefits described above the Named Executive Officer would have been entitled to receive (i) a lump-sum amount equal to the sum of 18 months for Mr. Brady, 12 months for Dr. Whiting and 12 months for Mr. Maestas of the executive’s then base salary plus the executive’s then annual target bonus at 150% for Mr. Brady, 100% for Dr. Whiting and 100% for Mr. Maestas and (ii) payment of COBRA premiums as described above for up to 18 months for Mr. Brady, 12 months for Dr. Whiting and 12 months for Mr. Maestas.

Our Named Executive Officers’ receipt of any severance benefits under the Former Employment Agreements was subject to the execution and non-revocation of a separation agreement containing, among other things, a general release of claims in favor of us and our related persons and entities, confidentiality, return of property and non-solicitation and non-disparagement covenants.

Further, if we were subject to a Change in Control prior to the termination of a Named Executive Officer’s service, then 100% of any unvested shares subject to any stock options then held by the Named Executive Officer would have vested and become exercisable in full.

Pursuant to his employment agreement with us, dated February 3, 2026, Mr. Maestas was entitled to severance payments consistent with those provided for under his respective Former Employment Agreement as described above. However, on June 4, 2026, we entered into a separation agreement with Mr. Maestas providing for severance payments totaling $213,667, representing four-and-a-half months of his base salary plus 75% of his prorated target bonus for 2026, payable in substantially equal installments over the four-and-a-half-month period following his separation. The agreement also provided for certain reimbursements for the applicable period. Mr. Maestas’s outstanding equity awards ceased vesting as of his June 5, 2026 separation date, with the unvested portion forfeited.

Health and Welfare Benefits; Perquisites

Prior to the Transition, our Named Executive Officers were, and following the Rehire Transition, Mr. Brady was and Mr. Maestas was, eligible to participate in our employee benefit plans, including medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other full-time employees. Any part-time employees we hire would not be eligible to participate in our employee benefit plans. We generally do not provide perquisites or personal benefits to our Named Executive Officers, except in limited circumstances, and we did not provide any perquisites or personal benefits to our Named Executive Officers in 2025.

401(k) Plan

We participate in a multiple employer tax-qualified 401(k) savings plan which allows participants to defer eligible compensation up to the maximum amount allowed under Internal Revenue Service guidelines. Under our 401(k) plan, we currently make matching contributions of 100% on up to 4% of an employee’s eligible contributions to the plan, up to a maximum of $14,000 per year.

Clawback Policy

Our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, we grant stock options to our employees, including our named executive officers. Historically, we have granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option grants in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. Also, non-employee directors receive automatic grants of initial and annual stock option awards, on the date of each annual meeting of stockholders, pursuant to the non-employee director compensation policy, as further described under the heading, “Director Compensation—Non-Employee Director Compensation Program” below. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to our public disclosure of MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.

Item 402(v) Pay Versus Performance

In accordance with Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for each principal executive officer (“PEO”), and non-PEO Named Executive Officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “-Executive and Director Compensation.”

The amounts set forth below under the headings “CAP to PEO” and “Average CAP to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules, and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals for the fiscal years listed below.

Year(1)	Summary Compensation Table Total for PEO(2)	CAP to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average CAP to Non- PEO NEOs(3)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income (Loss) (in thousands)(6)
2025	$2,299,475	$1,518,980	$1,043,359	$744,795	$19.20	$(26,262)
2024	$1,872,299	$(1,697,775)	$842,341	$(209,854)	$15.80	$(41,843)
2023	$7,007,407	$4,378,493	$2,351,994	$1,605,958	$83.33	$(29,491)

(1)	We are a smaller reporting company pursuant to Rule 405 of the Securities Act of 1933 (the “Securities Act”), and as such, we are only required to include information for the past three fiscal years.

(2)	Our PEO reflected in these columns and for each of the applicable fiscal years is Mr. Brady.

(3)	In calculating the CAP amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718 and did not materially differ from those disclosed at the time of grant.

(4)	Our Non-PEO NEOs reflected in these columns are Dr. Whiting and Mr. Maestas.

(5)	The Total Shareholder Return (“TSR”) reflected in this column for each applicable fiscal year is calculated based on a fixed investment of $100 through the end of the applicable fiscal year on the same cumulative basis as is used in Item 201(e) of Regulation S-K. TSR for prior years in this table differs from TSR reported in last year’s Pay Versus Performance table because the measurement period now begins on December 31, 2022, the last trading day before the earliest fiscal year presented in this year’s table

(6)	The amounts reflected in this column represent the net income (loss) reflected in our audited financial statements for each applicable fiscal year.

(7)	For fiscal year 2025, calculation of our PEO’s CAP reflects the adjustments made to the total compensation amounts reported in the Summary Compensation Table (“SCT”), computed in accordance with Item 402(v) of Regulation S-K reflected below:

Fiscal Year	2025
PEO SCT Total		$2,299,475
- Grant Date Fair Value of Option Awards and Stock Awards Granted in 2025		$(556,981)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in 2025	$
+ Change in Fair Value from the End of 2024 to the End of 2025 of Option Awards and Stock Awards Granted in Prior Fiscal Years that were Outstanding and Unvested at the End of 2025	$
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in 2025 that Vested During 2025		$109,121
+ Change in Fair Value from the End of 2024 to the Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During 2025		$(332,636)
CAP to PEO		$1,518,980

(8)	For fiscal year 2025, calculation of the average CAP for Non-PEO NEOs reflects the following adjustments made to the total compensation amounts reported for the applicable Non-PEO NEOs in the SCT, computed in accordance with Item 402(v) of Regulation S-K:

Fiscal Year	2025
Non-PEO NEO Average SCT Total		$1,043,359
- Average Grant Date Fair Value of Option Awards and Stock Awards Granted in 2025		$(248,169)
+ Average Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in 2025	$
+ Average Change in Fair Value from the End of 2024 to the End of 2025 of Option Awards and Stock Awards Granted in Prior Fiscal Years that were Outstanding and Unvested at the End of 2025	$
+ Average Fair Value at Vesting of Option Awards and Stock Awards Granted in 2025 that Vested During 2025		$46,621
+ Average Change in Fair Value from the End of 2024 to the Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During 2025		$(97,015)
Average Compensation Actually Paid		$744,795

Pay versus Performance Comparative Disclosure

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the table above.

CAP and Company TSR

The following graph sets forth the relationship between CAP for our PEO, the average of CAP for our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

CAP and Net Income (Loss)

The following graph sets forth the relationship between CAP for our PEO, the average of CAP for our Non-PEO NEOs, and the Company’s net income (loss) over the three most recently completed fiscal years.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Program

The following is a description of the standard compensation arrangements under which our non-employee directors were compensated for their service as directors for the fiscal year ended December 31, 2025, including as members of the various committees of our Board.

Cash Compensation

Each non-employee director received an annual base retainer of $40,000 with the non-executive Board Chair receiving an additional annual base retainer of $35,000. In addition, our non-employee directors received the following cash compensation for committee services, as applicable:

●	each chair of our Audit, Compensation, Nominating and Corporate Governance, and Science & Technology committees received an additional annual retainer of $15,000, $10,000, $8,000 and $8,000, respectively; and

●	each other non-chair member of our Audit, Compensation, Nominating and Corporate Governance, and Science & Technology committees received an additional annual retainer of $7,500, $5,000, $4,000 and $4,000, respectively.

The following reflects the retainers to be paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member, effective June 4, 2026:

●	each chair of our Audit, Compensation and Nominating and Corporate Governance committees shall receive an additional annual retainer of $10,000, $7,500 and $5,000, respectively; and

●	each other non-chair member of our Audit, Compensation and Nominating and Corporate Governance committees shall receive an additional annual retainer of $5,000, $3,750 and $2,500, respectively.

These retainers were payable in arrears in four equal quarterly installments on the last day of each quarter (each such date, a “Retainer Accrual Date”), provided that the amount of such payment will be prorated for any partial months of service. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

Equity Compensation

During 2025, non-employee directors first appointed to the Board were eligible to receive an initial option to purchase 1,923 shares of our common stock (the “Initial Grant”). Further, on the date of each annual meeting of stockholders, each non-employee director that continued to serve as a non-employee member on our Board would receive an option to purchase 1,230 shares of our common stock (the “Annual Grant”). Effective as of January 20, 2026, the Initial Grant was increased to 25,000 shares of common stock and the Annual Grant increased to 12,500 shares of common stock.

The shares subject to each Initial Grant will vest over a three-year period, with one-third of the award vesting on the first anniversary of the grant date and the remainder of the award vesting in equal monthly installments thereafter, subject to the non-employee director’s Continuous Service (as defined in the 2023 Plan) through each such vesting date and will vest in full upon a Change in Control (as defined in the 2023 Plan). The shares subject to the Annual Grant will vest in full on the first anniversary of the date of grant; provided, that the Annual Grant will in any case be fully vested on the date of Company’s next annual stockholder meeting, subject to the non-employee director’s Continuous Service (as defined in the 2023 Plan) through such vesting date; provided, further, that the Annual Grant will vest in full upon a Change in Control (as defined in the 2023 Plan). With respect to a non-employee director who was first elected or appointed to the Board on a date other than the date of the Company’s annual stockholder meeting, upon our first annual meeting of our stockholders following such non-employee director’s first joining the Board, such non-employee director’s first Annual Grant will be pro-rated to reflect the time between such non-employee director’s election or appointment date and the date of such first annual meeting of our stockholders.

Each non-employee director may elect to convert such director’s cash compensation under the Non-Employee Director Compensation Policy into a restricted stock unit (“RSU”) award (such election, a “Retainer Grant Election”). If a non-employee director timely makes this election, then on the first business day following the applicable Retainer Accrual Date to which the Retainer Grant Election applies, and without any further action by the Board or designated committee of the Board, such non-employee director automatically will be granted a fully vested RSU award under the 2023 Plan covering a number of shares of common stock equal to (a) the aggregate amount of cash compensation otherwise payable to such non-employee director on the Retainer Accrual Date to which the Retainer Grant Election applies divided by (b) the closing sales price per share of the common stock on the applicable Retainer Accrual Date (or, if such date is not a business day, on the first business day thereafter), rounded down to the nearest whole share. No cash will be paid in lieu of fractional shares.

Notwithstanding the foregoing, any member of our Board that is entitled to the above compensation may elect to forego all or a portion of such compensation from time to time by giving notice to the Company.

Non-Employee Director Compensation Table

The following table sets forth information for the year ended December 31, 2025 regarding the compensation awarded to or earned by our non-employee directors. Mr. Brady is not included in the table below, as he was an employee and received no additional compensation for his service as a director. As a Named Executive Officer, the compensation received by Mr. Brady is shown above in “—Executive Compensation-Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Geoff Nichol(3)	55,500	-	55,500
Christine Pellizzari	55,000	-	55,000
Michael Raab	105,500	-	105,500
Ronit Simantov	48,000	-	48,000

(1)	The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2025:

Name	Option Awards Outstanding at Year End
Geoff Nichol	2,823
Christine Pellizzari	2,639
Michael Raab	5,044
Ronit Simantov	2,639

(2)	In connection with our 2025 Annual Meeting of Stockholders, held January 27, 2026, each of Mr. Nichol, Ms. Pellizzari, Mr. Raab and Ms. Simantov received an Annual Grant on January 27, 2026, which is not reflected in the table above.

(3)	Mr. Nichol resigned from our Board effective February 3, 2026.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($) (1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders
2017 EIP	37,859	140.67	-
2019 EIP	85,867	33.53	-
2019 Employee Stock Purchase Plan	-	-	68,608	(2)
2023 EIP	304,568	64.71	47,745	(3)
Equity compensation plans not approved by security holders
2023 Inducement Plan(4)	20,841	26.74	67,615
Total	449,135		183,968

(1)	The weighted-average exercise price excludes any outstanding RSU awards, which have no exercise price.

(2)	Our 2019 ESPP provides that the total number of shares reserved for issuance thereunder will automatically increase on January 1 of each year beginning on January 1, 2023, and continuing through (and including) January 1, 2029, by the lesser of (a) 1.5% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, (b) 38,461 shares of our common stock, or (c) a lesser number determined by our Board prior to the applicable January 1st. Accordingly, on January 1, 2026, the number of shares of common stock available for issuance under our 2019 ESPP increased by 38,461 shares. This increase is not reflected in the table above.

(3)	The 2023 EIP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each calendar year for a period of up to 10 years, beginning on January 1, 2024, and ending on (and including) January 1, 2033, in an amount equal to (i) 4% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) a lesser number of shares determined by our Board prior to January 1st of a given fiscal year. Accordingly, on January 1, 2026, the number of shares of common stock available for issuance under our 2023 EIP increased by 197,086 shares (the “Annual Increase”). In addition, on January 27, 2026, our stockholders approved Amendment No. 1 to the 2023 EIP to increase the number of shares of our common stock issuable under such plan by 1,410,000 shares (“Amendment Increase”). Neither of the Annual Increase or the Amendment Increase is reflected in the table above.

(4)	Consists of shares underlying options granted to employees as inducement awards material to the grantees entering into employment with us pursuant to Nasdaq Rule 5635(c)(4). Does not reflect 969 shares of common stock granted pursuant to inducement grants made outside of the 2023 Inducement Plan at a weighted average exercise-price of $28.34.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of September 30, 2026, the most recent practicable date for computing beneficial ownership, by:

●	each of our Named Executive Officers;

●	each of our directors and director nominees;

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Applicable percentage ownership is based on 16,889,781 shares of our common stock issued and outstanding as of September 30, 2026. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options and warrants held by such persons that are currently exercisable or convertible or will be exercisable or convertible within 60 days of September 30, 2026. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Number of Shares	Percent of Total
Stockholders owning greater than 5%:
Entities affiliated with Lotus Capital BVI Limited(2)	3,431,425	20.3%
Directors, Named Executive Officers and Executive Officers:
Matthew Angel(3)	5,531,516	31.5%
Constance Ames	-	-
Stephen Brady	-	-
Samuel Whiting	-	-
Nicholas Maestas	-	-
William Drake Richey(4)	2,000	*
Nancy Freda-Smith(5)	-	-
John David Yee(6)	-	-
John Frederick(7)	8,000	*
All executive officers, directors and named executive officers as a group (9 persons)	5,541,516	31.5%

*	Less than 1%.

(1)	The address for each director and executive officer is c/o Tempest Therapeutics, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005.

(2)	Shares of common stock are held by Erigen LLC. Lotus Capital BVI Limited is the beneficial owner of such shares. The address of Lotus Capital BVI Limited is Mandar House, 3rd Floor Johnson’s Ghut, Tortola VG1110 British Virgin Islands.

(3)	Includes (i) 4,837,070 shares of common stock held by Dr. Angel, (ii) 231,482 shares of common stock held by Factor, (iii) 231,482 shares of common stock issuable upon exercise of Series A Warrants issued to Factor in March 2026 with an exercise price of $2.16 per share, and (iv) 231,482 shares of common stock issuable upon exercise of Series B Warrants issued to Factor in March 2026 with an exercise price of $2.16 per share. Dr. Angel is the majority stockholder and Chairman of the Board of Directors of Factor and exercises voting and investment power over the shares held by Factor. The address of Factor is 1035 Cambridge St Ste 17B, Cambridge MA 02141.

(4)	Includes 2,000 shares of common stock held by Mr. Richey. Excludes 25,000 shares of common stock issuable upon exercise of stock options issued to Mr. Richey in June 2026 with an exercise price of $1.30 per share, which warrants are not currently exercisable.

(5)	Excludes 25,000 shares of common stock issuable upon exercise of stock options issued to Ms. Freda-Smith in September 2026 with an exercise price of $1.00 per share, which options are not currently exercisable.

(6)	Excludes 25,000 shares of common stock issuable upon exercise of stock options issued to Dr. Yee in June 2026 with an exercise price of $1.30 per share, which options are not currently exercisable.

(7)	Includes 8,000 shares of common stock held by Mr. Frederick. Excludes 25,000 shares of common stock issuable upon exercise of stock options issued to Mr. Frederick in October 2026 with an exercise price of $0.74 per share, which options are not currently exercisable.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a written Statement of Policy with Respect to Related Party Transactions (“RPT Policy”) that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related party transactions.” For purposes of our policy only, a “related party transaction” is any transaction, arrangement or relationship (including any indebtedness, guarantee, or series of similar transactions) in which we or any of our subsidiaries and any “related person” is a participant and in which a “related person” has, had, or will have a direct or indirect material interest, including any transaction, arrangement, or relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Act or the Exchange Act. Transactions available to employees generally on the same terms, compensation arrangements approved or recommended by the Compensation Committee (or the full Board) in accordance with its charter and any transaction involving less than $25,000, individually or when aggregated with all similar transactions with the same Related Person over the trailing twelve months are not covered by this policy. A “related person” is any director or senior officer of the Company (including, at a minimum, each executive vice president and each officer subject to Section 16 of the Exchange Act), any person or entity known to the Company to beneficially own in excess of five percent (5%) of any class of the Company's voting securities, including Factor and any of its controlled affiliates, any Immediate Family Member (as defined in the RPT Policy) of a person described above, any entity that is owned or controlled by, or in which a substantial ownership interest is held by, any person or entity described above, and any nominee for director of the Company

CERTAIN RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described in the section titled “Executive and Director Compensation,” the following is a description of our related person transactions since January 1, 2024 to which we were a party or will be a party.

Erigen Asset Purchase Agreement

On November 19, 2025, we executed an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Erigen LLC, a Delaware limited liability company (“Erigen”), and Factor, a Delaware corporation (together with Erigen, “Sellers”), pursuant to which Sellers agreed to sell and transfer to the Company all right, title and interest of Sellers, worldwide outside of China, Russia, India, and Turkey, in and to all of the assets primarily related to (a) the autologous BCMA/CD19 dual-targeting CAR T-cell therapy known as TPST-2003 currently being evaluated in a Phase 1/2a clinical study in patients with rrMM, a Phase 1/2 investigator-initiated trial (“IIT”) in patients with rrMM, and a Phase 1 clinical study in patients with POEMS Syndrome (“POEMS”), a rare blood disorder caused by abnormal plasma cells, (b) the autologous CD70/CD70 dual-targeting CAR T-cell therapy known as TPST-2206, (c) the allogeneic BCMA/CD19 dual-targeting CAR T-cell therapy with a gene edit in the TRAC locus that inactivates the T cell receptor known as TPST-3003, and (d) the allogeneic CD70/CD70 dual-targeting CAR T-cell therapy with a gene edit in the TRAC locus that inactivates the T cell receptor known as TPST-3206 (collectively referred to herein as the “Assets”), in exchange for an aggregate purchase price of 8,268,495 shares of our common stock issued to Erigen on behalf of both Sellers.

Pursuant to the Asset Purchase Agreement, at Closing (as defined below) we assumed Erigen’s rights and obligations under each of the Novatim License Agreement and the Restated Factor License Agreement (each as defined below. See “Novatim License and Collaboration Agreement” and “Factor Amended and Restated License and Collaboration Agreement” below.

On February 3, 2026, we completed the acquisition of the Assets (the “Closing”) under the Asset Purchase Agreement (the “Asset Acquisition”) and issued to Erigen 8,268,495 shares of our common stock (the “Share Issuance”).

Erigen is a limited liability company and an affiliate of Factor with two members, Dr. Angel and Lotus Capital BVI Limited (“Lotus”), who own 58.5% and 41.5% of Erigen, respectively. At Closing, we issued 8,268,495 shares of our common to Erigen, resulting in Dr. Angel and Lotus beneficially holding approximately 37% and 26% of our common stock, respectively, immediately following the Closing. On February 3, 2026, Dr. Angel was appointed to serve as our President and Chief Executive Officer and as a member of the Board. Following the Closing, Erigen distributed 4,837,070 shares of common stock to Dr. Angel and 3,431,425 shares of common stock to Lotus.

Pursuant to the Asset Purchase Agreement, Factor made a funding commitment (the “Funding Commitment”) to provide us with financial support until the earlier of (i) 18 months following the Closing and (ii) our receipt of at least $20.0 million in gross proceeds from the sale of equity or debt securities, up to a maximum of $20.0 million (inclusive of amounts raised by us after the date of the Asset Purchase Agreement), subject to the terms and conditions of a funding commitment letter entered into concurrently with the Asset Purchase Agreement. As of June 30, 2026, $11.8 million of availability remained under the Funding Commitment.

Novatim License and Collaboration Agreement

On July 18, 2025, Erigen entered into an Exclusive License and Collaboration Agreement (the “Novatim License Agreement”) with Novatim Immune Therapeutics (“Novatim”). On February 3, 2026, the Novatim License Agreement was assigned to us in connection with the Closing pursuant to the Asset Purchase Agreement.

Pursuant to the Novatim License Agreement, we obtained an exclusive license to specified patents and know-how in all fields worldwide, but excluding Greater China, India, Turkey, and Russia, to exploit the TPST-2003 and TPST-2206 programs and allogeneic CAR-T therapies based on the TPST-2003 and TPST-2206 programs. We also received a right of first negotiation to negotiate a license to exploit allogeneic CAR-T therapies and in vivo CAR-T therapies in Greater China. We are obligated to meet certain diligence milestones by specified dates and to use commercially reasonable efforts to develop and make commercially available at least one licensed product in the licensed territory. No upfront payment was paid pursuant to the Novatim License Agreement. We are obligated to pay Novatim up to $80 million in total upon achievement of certain development milestones for the programs and up to $1.24 billion in total upon achievement of certain commercial milestones for the programs. In addition, we are required to pay Novatim mid-to-high single digit royalties on net sales of licensed products, subject to certain customary reductions, up to a lifetime maximum of $800 million, following which our license shall become fully paid and royalty-free.

The Novatim License Agreement is subject to termination (i) by either party, subject to specified cure periods, for the material breach by the other party or the bankruptcy or insolvency of the other party, or (ii) by mutual agreement of the parties.

Factor Amended and Restated License and Collaboration Agreement

On November 19, 2025, Erigen entered into an Amended and Restated License and Collaboration Agreement, effective as of August 6, 2025 (the “Restated Factor License Agreement”) with Factor Bioscience Limited, a wholly owned subsidiary of Factor. On February 3, 2026, the Restated Factor License Agreement was assigned to us in connection with the Closing pursuant to the Asset Purchase Agreement.

Pursuant to the Restated Factor License Agreement, we obtained an exclusive license to specified patents in all fields worldwide, but excluding Greater China, India, Turkey, and Russia (the “Licensed Territory”), to exploit the TPST-3003 and TPST-3206 programs. The Restated Factor License Agreement also established a Joint Steering Committee for the purposes of discussing and coordinating collaboration opportunities and serving as a forum for information sharing. Pursuant to the Restated Factor License Agreement, we are obligated to meet certain diligence milestones by specified dates and to use commercially reasonable efforts to develop and make commercially available at least one licensed product in the licensed territory. No upfront payment was paid pursuant to the Restated Factor License Agreement. We are obligated to pay Factor Bioscience Limited up to $40 million in total upon achievement of certain development milestones for the programs and up to $620 million in total upon achievement of certain commercial milestones for the programs. In addition, we are required to pay Factor Bioscience Limited mid-single digit to high-teens royalties on net sales of licensed products on a country-by-country and licensed product-by-licensed product basis until expiration of the last to expire valid claim of certain licensed patents covering such licensed product in such country, subject to certain customary reductions, and low-to-mid double digit sublicense fees.

The Restated Factor License Agreement will continue until expiration of the last-to-expire Royalty Term. “Royalty Term” is defined as, on a product-by-product and country-by-country basis, the period commencing on the first arms-length sale of a product in a country of the Licensed Territory, and ending on the date of expiration of the last to expire valid patent covering the exploitation of the applicable product in the applicable country of the Licensed Territory. The Restated Factor License Agreement is subject to termination (i) by either party, subject to specified cure periods, for the material breach by the other party or the bankruptcy or insolvency of the other party, (ii) by us for any reason upon 60 days notice, or (iii) by mutual agreement of the parties.

Factor Amended and Restated Master Services Agreement

In November 2025, Erigen entered into an Amended and Restated Master Services Agreement with Factor (the “Restated Factor Services Agreement”), which was assigned to us on February 3, 2026 in connection with the Closing pursuant to the Asset Purchase Agreement. Under the Restated Factor Services Agreement, we are obligated to pay Factor a service fee and all non-cancellable obligations in the amount specified in each work order. We may terminate the Restated Factor Services Agreement or any work order upon 30 days’ prior written notice, and immediately upon written notice if Factor breaches and fails to cure within 30 days. Upon termination of any work order, we will pay Factor for all services performed and reimburse Factor for all authorized, non-cancellable expenses reasonably incurred prior to termination.  Pursuant to the Restated Factor Services Agreement, Factor will perform services requested by us on a fee-for-services basis and provide us access to Factor’s facilities as mutually agreed upon in one or more written work orders. All deliverables developed as a result of Factor’s performance of the services or as set forth in a work order, other than specified improvements, will be our property and confidential information. Furthermore, Factor granted us a freedom-to-operate license to its background intellectual property solely to the extent necessary or reasonably useful to use, practice or otherwise exploit the deliverables.

In March 2026, our Board approved Work Order No. 1 under the Restated Factor Services Agreement for research and development services beginning April 2026, primarily related to the clinical advancement of TPST-2003, TPST-3003 and TPST-4003, under which we committed to pay Factor for services through March 31, 2027.  Under Work Order No. 1 thereunder, approved by our Board in March 2026, Factor provides research and development services through March 31, 2027. In April 2026, we paid Factor a $0.4 million deposit. On May 12, 2026, Factor agreed to waive the first $2.1 million payable by us under the work order and to return $0.2 million of the deposit, which we must repay upon raising at least $5.0 million in gross proceeds. Through June 30, 2026, approximately $1.7 million of services had been rendered, all covered by the waiver.

2026 Master Services Agreement

On September 22, 2026, we entered into a Master Services Agreement (the “MSA”) with Factor. The MSA establishes the terms under which Factor will provide research and development services requested by Tempest pursuant to mutually agreed work orders. The MSA supports Tempest’s development activities, including its obligations under the Amended and Restated License and Collaboration Agreement between Tempest and Factor Bioscience Limited, Factor’s Irish subsidiary, dated November 19, 2025 and effective as of August 6, 2025. Concurrently with the MSA, Tempest and Factor entered into Work Order No. 1, relating to the development of in vivo CAR-T therapies.

The MSA continues until terminated by either party upon 30 days’ prior written notice. Work Order No. 1 may similarly be terminated by either party upon at least 30 days’ prior written notice. Work orders that remain in effect when the MSA is terminated will continue to be governed by the MSA until their expiration or termination. Tempest may also suspend the services under Work Order No. 1 for one calendar month by providing at least 14 days’ prior written notice before the end of the then-current calendar month. Tempest may exercise this suspension right up to three times and remains responsible for services performed and authorized, non-cancellable costs and expenses incurred in connection with the suspended services.

Dr. Matt Angel, Ph.D., our President and Chief Executive Officer and the Chair of our Board, is the majority owner, Chief Executive Officer, and chairman of Factor Bioscience LLC. Factor is a wholly-owned subsidiary of Factor Bioscience LLC. As of September 30, 2026, Dr. Angel owned 31.5% of the outstanding shares of common stock of Tempest, which includes shares of common stock held by Factor. As the majority stockholder and Chairman of the Board of Directors of Factor, Dr. Angel exercises voting and investment power over the shares held by Factor Biosciences Inc.

Because Factor is a related person, the Board and its Audit Committee believe that the MSA constitutes a related person transaction under the Company’s Related Party Transaction Policy. The MSA was reviewed and approved by the Audit Committee with Dr. Angel not participating in the deliberations or vote. In evaluating the MSA, the Audit Committee considered, among other factors, whether the terms are no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances.

The Company currently expects that aggregate fees payable to Factor under the MSA will be $5.0 million per year, payable in equal monthly installments of $416,667, subject to proration for the first and last months of service. Tempest will additionally reimburse Factor for materials, equipment, reagents and third-party services incurred in furtherance of the services or on Tempest’s behalf, together with a 10% project management fee on those amounts. Factor is obliged to provide quarterly reports summarizing the services performed.

Private Placement and Registration Rights Agreement

As described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Private Placement,” on March 20, 2026, we entered into the Purchase Agreement with (a) the Institutional Investors and (b) Factor Bioscience Inc., pursuant to which we agreed to issue and sell in a Private Placement an aggregate of 462,964 Shares of our common stock, and, in lieu of common stock, pre-funded warrants to purchase up to 462,963 shares of our common stock, in each case accompanied by (i) Series A Warrants to purchase up to 925,927 shares of our common stock and (ii) Series B Warrants to purchase up to 925,927 shares of our common stock. Dr. Angel is the majority stockholder and Chairman of the Board of Directors of Factor Biosciences Inc. Pursuant to the Purchase Agreement, we sold an aggregate of 231,482 Shares, 231,482 Series A Warrants and 231,482 Series B Warrants to Factor in exchange for $0.5 million, before deducting placement agent fees and other offering expenses payable by us.

Legal Fee Settlement

Prior to the Erigen Closing, Erigen incurred approximately $0.4 million of legal fees with Wilson Sonsini Goodrich & Rosati (“WSGR”), which serves as intellectual property counsel to both the Company and Factor, in connection with due diligence and other matters predating the Asset Acquisition. These fees were not liabilities assumed by the Company under the Asset Purchase Agreement, and the Company had no contractual or legal obligation to pay them. In April 2026, WSGR redirected the outstanding invoices to the Company and requested payment. Because Erigen is affiliated with Factor, a related party of the Company, this matter was reviewed and approved by the Audit Committee of the Board of Directors as a related party transaction. In June 2026, the Company’s management agreed to settle the invoices on Erigen’s behalf in order to preserve the Company’s ongoing relationship with WSGR.

Because the obligation was not assumed under the Asset Purchase Agreement, was not required to complete the Erigen Closing, and resulted from a discretionary decision made after the Erigen Closing, the Company recognized the $0.4 million settlement as general and administrative expense during the three and six months ended June 30, 2026. The $0.4 million was recorded in accounts payable as of June 30, 2026.

Professional Services Agreement

On March 24, 2026, we entered into a Professional Services Agreement, effective April 1, 2026, with YQ Advisors Limited (“YQ”) pursuant to which YQ will provide various business development and corporate development activities to us at an hourly rate of (i) $1,250 for services provided by Andrew Fang and (ii) $250 for services provided by other YQ service providers, up to a maximum aggregate amount of $720,000 per year. The agreement has a term of 12 months unless extended by mutual written agreement of the parties. Mr. Fang is the son of Bangxia Yang, the beneficial owner of Lotus, a greater than 5% holder of our common stock.

INDEMNIFICATION

We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

PROPOSAL 3

LINCOLN PARK STOCK ISSUANCE PROPOSAL

On August 13, 2026, we entered into the Lincoln Park Purchase Agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”) and a related registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Lincoln Park Purchase Agreement, Lincoln Park has agreed to purchase from us up to an aggregate of $50.0 million of shares of our common stock, consisting of an initial aggregate commitment of $25.0 million, which will automatically increase by an additional $25.0 million upon our receipt of gross proceeds equal to the full $25.0 million initial commitment from sales of common stock to Lincoln Park under the Lincoln Park Purchase Agreement. We are submitting this Proposal 3 to our stockholders in order to obtain the requisite stockholder approval in accordance with Nasdaq Listing Rule 5635(d) to issue and sell shares of our common stock to Lincoln Park in excess of 20% of the outstanding shares of our common stock as of the date we entered into the Lincoln Park Purchase Agreement. Nothing contained in the Lincoln Park Purchase Agreement obligates us to issue and sell any shares, other than the Commitment Shares (as defined below), and any sales by us under the Lincoln Park Purchase Agreement would be made at our sole election and in our discretion, subject to the terms and satisfaction of the conditions contained in the Lincoln Park Purchase Agreement.

The Lincoln Park Purchase Agreement

Under the terms and subject to the conditions of the Lincoln Park Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $50.0 million of shares of common stock, consisting of an initial aggregate commitment of $25.0 million, which will automatically increase by an additional $25.0 million upon our receipt of gross proceeds equal to the full $25.0 million initial commitment from sales of common stock to Lincoln Park under the Lincoln Park Purchase Agreement. Such sales of common stock by us, if any, are subject to certain limitations and may occur from time to time, at our sole discretion, during the term of the Lincoln Park Purchase Agreement, after the satisfaction of certain conditions set forth therein, including the effectiveness of a registration statement filed with the SEC in accordance with the Registration Rights Agreement, pursuant to which we have registered for resale by Lincoln Park the shares of common stock that we may issue and sell under the Lincoln Park Purchase Agreement.

The purchase price for shares of common stock sold to Lincoln Park under the Lincoln Park Purchase Agreement will be determined by reference to the market price of our common stock during the applicable pricing period specified in the Lincoln Park Purchase Agreement, less a 3% discount in the case of regular purchases and a 4% discount in the case of accelerated purchases and additional accelerated purchases, subject to the terms, conditions and limitations set forth therein. There are no upper limits on the price per share that Lincoln Park may be required to pay for shares of common stock purchased under the Lincoln Park Purchase Agreement.

As consideration for Lincoln Park’s commitment to purchase shares of common stock in accordance with the Lincoln Park Purchase Agreement, we issued 560,356 shares of common stock to Lincoln Park as an initial commitment fee (the “Initial Commitment Shares”). Upon our receipt of gross proceeds equal to the full $25.0 million initial commitment and the resulting automatic increase of Lincoln Park’s commitment by an additional $25.0 million, we will issue an additional 350,223 shares of common stock to Lincoln Park as an additional commitment fee (the “Additional Commitment Shares” and, together with the Initial Commitment Shares, the “Commitment Shares”).

If Lincoln Park holds any shares of common stock as of the record date for the Annual Meeting, it will not vote such shares on the Lincoln Park Stock Issuance Proposal.

In all instances, we may not sell shares of our common stock to Lincoln Park under the Lincoln Park Purchase Agreement if such sale would result in Lincoln Park beneficially owning more than 4.99% of our outstanding common stock, subject to the terms of the Lincoln Park Purchase Agreement.

We currently intend to use the net proceeds from the sale of common stock to Lincoln Park for working capital and general corporate purposes.

Reasons for Stockholder Approval

As a result of the listing of our common stock on The Nasdaq Capital Market, issuances of our common stock are subject to the Nasdaq Listing Rules, including Rule 5635(d), which requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of 20% or more of our outstanding shares of common stock or voting power at a price less than the lower of: (i) the closing price of our common stock immediately preceding the signing of the binding agreement; or (ii) the average closing price of our common stock for the five trading days immediately preceding the signing of the binding agreement (the “Nasdaq 20% Rule”).

Under the Nasdaq 20% Rule, in no event may we issue or sell to Lincoln Park under the Lincoln Park Purchase Agreement more than 3,195,881 shares of our common stock, representing 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Lincoln Park Purchase Agreement (the “Exchange Cap”), unless (i) we first obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq listing rules or (ii) at the time we have issued shares of common stock equal to the Exchange Cap and at all times thereafter, the average price per share of common stock for all shares sold by us to Lincoln Park under the Lincoln Park Purchase Agreement equals or exceeds $1.3854 per share (the “LP Minimum Price”), such that the Exchange Cap limitation would no longer apply under the Nasdaq 20% Rule. In any event, the Lincoln Park Purchase Agreement provides that we may not issue or sell any shares of our common stock under the Lincoln Park Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

Because the number of shares that may be issued to Lincoln Park in exchange for the full $50.0 million commitment will depend on the market price of our common stock at the time of each sale, the total number of shares issuable under the Lincoln Park Purchase Agreement cannot be determined at this time and could exceed the Exchange Cap. Accordingly, to permit us to access the full amount available under the Lincoln Park Purchase Agreement at prices below the LP Minimum Price, we are seeking stockholder approval to issue shares in excess of the Exchange Cap in accordance with the terms of the Lincoln Park Purchase Agreement.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve this Proposal 3, we will be unable to issue shares of common stock to Lincoln Park pursuant to the Lincoln Park Purchase Agreement in excess of the 3,195,881-share Exchange Cap if the applicable issuances are made at prices below the $1.3854 LP Minimum Price. As a result, we may be unable to access all or a substantial portion of the $50.0 million aggregate commitment available under the Lincoln Park Purchase Agreement.

Effect of Approval

If we obtain stockholder approval as requested in this Proposal 3, we would no longer be subject to the Nasdaq 20% Rule restriction with respect to the issuance and sale of common stock to Lincoln Park under the Lincoln Park Purchase Agreement. If this Proposal 3 is approved by our stockholders, we would be able to issue more than the Exchange Cap, or 3,195,881 shares, to Lincoln Park under the Lincoln Park Purchase Agreement at prices below the LP Minimum Price.

The maximum number of shares of common stock that we may issue and sell to Lincoln Park under the Lincoln Park Purchase Agreement will fluctuate from time to time based on the market price of our common stock and therefore cannot be determined at this time. The issuance of shares to Lincoln Park, including shares issued in excess of the Exchange Cap, would result in dilution to existing stockholders and may result in a decline in our stock price or greater price volatility.

Each additional share of common stock issuable to Lincoln Park under the Lincoln Park Purchase Agreement would have the same rights and privileges as each share of our currently outstanding common stock.

Vote Required and Recommendation of the Board of Directors

If a quorum is present, approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the potential issuance and sale of 20% or more of the Company’s issued and outstanding common stock pursuant to the Lincoln Park Purchase Agreement requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

PIPE PROPOSAL

General

On September 11, 2026, we entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor for the purchase and sale in a private placement of pre-funded warrants to purchase an aggregate of 3,105,591 shares of our common stock, together with Series C warrants to purchase up to 3,105,591 shares of common stock and Series D warrants to purchase up to 3,105,591 shares of common stock. The combined purchase price was $0.805 per share of common stock, or $0.804 per pre-funded warrant, and the accompanying PIPE Warrants.

The PIPE Warrants have an exercise price of $0.805 per share. The Series C Warrants will become exercisable on the PIPE Stockholder Approval Date and expire six years from the later of the PIPE Stockholder Approval Date and the Effectiveness Date. The Series D Warrants will become exercisable on the PIPE Stockholder Approval Date and expire three years from the later of the PIPE Stockholder Approval Date and the Effectiveness Date.

The private placement closed on September 15, 2026. The Placement Agent acted as the exclusive placement agent in connection with the private placement pursuant to an engagement letter entered into between us and the Placement Agent, dated May 26, 2026 (the “Engagement Letter”). In connection with the private placement and pursuant to the Engagement Letter, we issued to the Placement Agent’s designees 217,391 PA Warrants in substantially the same form as the Series C Warrants, except that the exercise price thereunder is $1.0063 per share. The PA Warrants will become exercisable upon receipt of stockholder approval.

Pursuant to the SPA, we agreed to seek stockholder approval of the issuance of the shares of common stock issuable upon exercise of the PIPE Warrants within 90 days following the date of the SPA. If stockholder approval is not obtained at the first meeting at which the proposal is submitted, we are required to call a meeting every 90 days thereafter to seek stockholder approval until the earlier of the date stockholder approval is obtained and the date the PIPE Warrants are no longer outstanding.

The purchaser has agreed that, if it holds any shares of common stock or shares underlying pre-funded warrants as of the record date for the Annual Meeting, it will not vote such shares on the PIPE Proposal.

Reasons for Stockholder Approval

Our common stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the applicable Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d), which requires stockholder approval of transactions other than a public offering involving the sale, issuance or potential issuance by the issuer of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or voting power outstanding before the issuance at a price less than the Minimum Price, regardless of whether such securities are issued to one person or group or are more widely distributed.

Accordingly, we are seeking stockholder approval of this Proposal 4 under Nasdaq Listing Rule 5635(d) because the aggregate of 6,211,182 shares of common stock issuable upon exercise of the PIPE Warrants may represent 20% or more of our outstanding common stock or voting power, and the PIPE Warrants have an exercise price of $0.805 per share, which was less than the Minimum Price.

By approving this Proposal 4, you are approving the issuance of the shares of common stock issuable upon exercise of the Warrants for purposes of Nasdaq Listing Rule 5635(d).

Description of the Warrants

Exercise Price and Duration. The PIPE Warrants each have an exercise price of $0.805 per share. The Series C Warrants will become exercisable on the PIPE Stockholder Approval Date and will expire six years from the later of the PIPE Stockholder Approval Date and the Effectiveness Date. The Series D Warrants will become exercisable on the PIPE Stockholder Approval Date and will expire three years from the later of the PIPE Stockholder Approval Date and the Effectiveness Date. The exercise price and number of shares issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The PIPE Warrants may also be exercised by means of a cashless exercise as provided in the applicable warrant.

Beneficial Ownership Limitation. The PIPE Warrants contain a beneficial ownership limitation that generally restricts a holder from exercising the applicable PIPE Warrant if, after giving effect to such exercise, the holder and its affiliates and attribution parties would beneficially own more than 4.99% of our outstanding common stock, which percentage may be increased or decreased by the holder, subject to the terms and limitations contained in the PIPE Warrants, provided that any increase will not become effective until the 61st day after notice is delivered to us and may not exceed 9.99%.

Fundamental Transactions. If a Fundamental Transaction (as defined in the applicable PIPE Warrant) occurs, then, upon any subsequent exercise of such warrant, the holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder (without regard to any beneficial ownership limitation), the number of shares of common stock of the successor or acquiring corporation or of our Company, if we are the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction. If holders of our common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of the PIPE Warrant, as applicable, shall be given the same choice as to the Alternate Consideration it receives upon any exercise of such warrant following such Fundamental Transaction.

Rights as a Stockholder. Except as set forth in the PIPE Warrants, the holders of the PIPE Warrants do not have the rights or privileges of a holder of our common stock, including any voting rights, until such warrants are exercised.

Transferability. The PIPE Warrants may be offered for sale, sold, transferred or assigned without our consent, subject to compliance with applicable securities laws and the conditions set forth in the PIPE Warrants.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the PIPE Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Amendment and Waiver. Each of the PIPE Warrants may be modified or amended or the provisions thereof waived with the written consent of our Company and the respective holder.

The Placement Agent Warrants

The PA Warrants are exercisable for an aggregate of 217,391 shares of common stock, have an exercise price of $1.0063 per share and are otherwise in substantially the same form as the Series C Warrants. Under the terms of the PA Warrants, a holder may not exercise the warrants to the extent such exercise would cause the holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at such investor’s option upon issuance, up to 9.99%), of the Company’s then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised.

Shares Issuable Upon Exercise

Following stockholder approval of this Proposal 4, up to 3,105,591 shares of common stock will be issuable upon exercise of the Series C Warrants and up to 3,105,591 shares of common stock will be issuable upon exercise of the Series D Warrants, for an aggregate of up to 6,211,182 shares of common stock. Further, up to 217,391 shares of common stock will be issuable upon exercise of the PA Warrants.

Pursuant to a registration rights agreement entered into in connection with the private placement, we filed a registration statement on Form S-3 covering the resale of the securities issued in the private placement and the shares issuable upon exercise of the PIPE Warrants. The sale into the public market of the shares of common stock underlying the PIPE Warrants could materially and adversely affect the market price of our common stock.

Potential Effects of the Proposal

If our stockholders do not approve this Proposal 4, the Warrants will not become exercisable, and we will not receive any proceeds from their exercise. Approval of this Proposal 4 will assist us in meeting our obligations under the SPA. In addition, our ability to receive the potential approximately $5.0 million of additional gross proceeds from the exercise of the Warrants is important to support our liquidity and fund our operations. There can be no assurance, however, that the Warrants will be exercised or that we will receive any proceeds from their exercise, even if this Proposal 4 is approved.

If our stockholders do not approve this Proposal 4 at the Annual Meeting, pursuant to the SPA, we are required to call a meeting every 90 days thereafter to seek stockholder approval until the earlier of the date on which stockholder approval is obtained and the date the PIPE Warrants are no longer outstanding. Failure to receive approval of this Proposal 4 at the Annual Meeting would therefore increase our general and administrative expenses, which are funds that we believe would be better spent pursuing our business plan.

If this Proposal 4 is approved, the issuance of shares upon exercise of the Warrants will increase the number of shares of common stock outstanding and will dilute the ownership and voting interests of our existing stockholders. Sales of a substantial number of such shares in the public market could also adversely affect the market price of our common stock.

Additional Information

This summary is intended to provide you with basic information concerning the private placement, the SPA transaction and the Warrants. For a more complete description of the private placement, the SPA and the PIPE Warrants, please see the Current Report on Form 8-K filed on September 15, 2026 and the exhibits filed therewith.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 4.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Requirements for stockholder proposals to be brought before an annual meeting

Our Bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Corporate Secretary at Tempest Therapeutics, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005. To be timely for the 2027 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between July 12, 2027 and August 11, 2027; provided, however, that if the date of that annual meeting of stockholders is advanced by more than 20 days or delayed by more than 60 days from the anniversary of the preceding year’s annual meeting, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later than the 90th day prior to such meeting date, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and intended to be presented at the 2027 Annual Meeting of Stockholders must be received by us not later than June 28, 2027 in order to be considered for inclusion in our proxy materials for that meeting. However, if the 2027 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after November 9, 2027, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act. For stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, stockholders must provide notice to us no later than September 10, 2027, containing the information required by Rule 14a-19 under the Exchange Act; however, Rule 14a-19's notice requirement does not override or supersede the longer notice period established by our Bylaws, and the longer period contained in our Bylaws controls.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statement materials with respect to two or more stockholders sharing the same address by delivering a single set of these materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For this meeting, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to Tempest Therapeutics, Inc., Attention: Corporate Secretary, 2000 Sierra Point Parkway, Suite 400, Brisbane, CA 94005. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Constance Ames

Corporate Secretary

Dated:                 , 2026

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Corporate Secretary, Tempest Therapeutics, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T04754-P59132 For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! TEMPEST THERAPEUTICS, INC. 1. To elect the Board's Class II nominees, Dr. John David Yee and Mr. William Drake Richey, to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders. 2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending in December 31, 2026. 3. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance and sale of 20% or more of our issued and outstanding common stock, par value $0.001 per share of the Company (the "common stock"), pursuant to our purchase agreement with Lincoln Park Capital Fund, LLC. 4. To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of up to (A) (i) 3,105,591 shares of common stock issuable upon the exercise of outstanding Series C Warrants and (ii) 3,105,591 shares of common stock issuable upon the exercise of outstanding Series D Warrants, which warrants were issued in connection with the Company's private placement pursuant to the Securities Purchase Agreement, dated September 11, 2026, by and between the Company and the investor party thereto (the "SPA") and (B) up to 217,391 shares of our common stock issuable upon the exercise of certain placement agent warrants issued to designees of H.C. Wainwright & Co., LLC, our placement agent in connection with the private placement. The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTEw TEMPEST THERAPEUTICS, INC. 2000 SIERRA POINT PARKWAY SUITE 400 BRISBANE, CALIFORNIA 94005 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information Vote by 11:59 p.m. Eastern Time on November 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TPST2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 8, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

T04755-P59132 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement is available at www.proxyvote.com. TEMPEST THERAPEUTICS, INC. Annual Meeting of Stockholders November 9, 2026 at 1:00 p.m. Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Matthew Angel and Constance Ames, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TEMPEST THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/TPST2026 on November 9, 2026 at 1:00 p.m. Pacific Time, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side